                            SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement          [ ]   Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                            ALLEGIANCE TELECOM, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                 Not Applicable
                             ----------------------
    (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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          __________________________

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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

                            ALLEGIANCE TELECOM, INC.
                             1950 STEMMONS FREEWAY
                                   SUITE 3026
                              DALLAS, TEXAS 75207

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:   MAY 12, 1999
        11:00 A.M., LOCAL
TIME:   TIME
PLACE:  INFOMART
        1950 STEMMONS FREEWAY
        DALLAS, TEXAS 75207

To Our Stockholders:

     We invite you to attend our 1999 annual meeting of stockholders to consider and vote upon the following:

        1. The election of four Class I directors, each for a term of three years;

        2. The ratification of the appointment of Arthur Anderson LLP as our independent public accountants for the 1999 fiscal year; and

        3. Any other business that may properly be brought before the meeting.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE
       EACH OF THESE PROPOSALS. THE ABOVE ITEMS OF BUSINESS ARE DISCUSSED
        IN MORE DETAIL IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

     This notice of annual meeting of stockholders, the proxy statement, the proxy card and Allegiance's 1998 Annual Report is being sent on or about April 21, 1999 to those persons who are entitled to vote at the 1999 annual meeting of stockholders. If you were a stockholder of record at the close of business on April 9, 1999, you may vote at the 1999 annual meeting of stockholders.

     Whether or not you plan to attend the annual meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                            Sincerely,
                                            /s/ MARK B. TRESNOWSKI
                                            Mark B. Tresnowski
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary
                                            April 21, 1999

    YOUR VOTE IS IMPORTANT! TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE
                       AND MAIL THE ENCLOSED PROXY CARD.

                            ALLEGIANCE TELECOM, INC.
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT VOTING..........................    1
  Why did you send me this proxy statement?.................    1
  How many votes do I have?.................................    1
  How do I vote?............................................    1
  How do I vote by proxy?...................................    1
  How do I vote in person?..................................    1
  If my shares are held in "street name" by my broker, will
     my broker vote my shares for me?.......................    1
  Can I change my vote or revoke my proxy after I have
     mailed my signed proxy card?...........................    1
  Will there by any matters voted upon at the Annual Meeting other than those specified in the Notice of Annual
     Meeting?...............................................    2
  How are votes counted?....................................    2
  How are proxies being solicited and who pays for the
     solicitation of proxies?...............................    2
  Who can help answer my other questions?...................    2

INFORMATION ABOUT ALLEGIANCE'S DIRECTORS AND EXECUTIVE
  OFFICERS..................................................    3
  Who are Allegiance's Directors and Executive Officers?....    3
  About the Board of Directors and its Committees...........    6
  Compensation Committee Interlocks and Insider
     Participation..........................................    7
  Compensation of Directors and Executive Officers..........    7
  Report on Executive Compensation..........................    8
  Common Stock Performance..................................   11
  Executive Agreements......................................   12
  Security Ownership of Certain Beneficial Owners and
     Management.............................................   13
  Certain Relationships and Related Transactions............   15
  Section 16(a) Beneficial Ownership Reporting Compliance...   16

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD............   17
  PROPOSAL 1: Election of Directors.........................   17
  PROPOSAL 2: Ratification of Appointment of Independent
     Public Accountants.....................................   17
  Other Matters.............................................   18

INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS..........   18

OTHER INFORMATION...........................................   18

                       QUESTIONS AND ANSWERS ABOUT VOTING

Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: This proxy statement is being sent to you because Allegiance's board of directors is soliciting your proxy to vote at the 1999 annual meeting of stockholders (the "Annual Meeting"). This proxy statement provides information that should be helpful to you in deciding how to vote intelligently on the matters to be voted on at the Annual Meeting.

     Stockholders of record as of the close of business on April 9, 1999 are entitled to vote.

     This proxy statement and the proxy card are being sent to stockholders on or about April 21, 1999.

Q:   HOW MANY VOTES DO I HAVE?

A: Each share of Allegiance common stock that you own on April 9, 1999 entitles you to one vote.

Q:   HOW DO I VOTE?

A:   You can vote on matters presented at the Annual Meeting in two ways:

     1. You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, or

     2. You can attend the Annual Meeting and vote in person.

Q:   HOW DO I VOTE BY PROXY?

A: If you properly fill out your proxy card and send it to us in time to vote, your shares will be voted as you have directed. If you do not specify a choice on your properly executed proxy card, the shares represented by your proxy card will be voted for the election of all nominees to the board of directors and for the ratification of the appointment of Arthur Andersen LLP as Allegiance's independent public accountants for the 1999 fiscal year.

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return your proxy card in the enclosed envelope.

     Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

Q:   HOW DO I VOTE IN PERSON?

A: If you attend the Annual Meeting, we will give you a ballot when you arrive.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

     1. You can send a written notice stating that you would like to revoke your proxy to Allegiance's Secretary at the following address:

       Allegiance Telecom, Inc.
       4 Westbrook Corporate Center, Suite 400
       Westchester, IL 60154
       Attn: Mark B. Tresnowski

     2. You can complete and submit a new proxy card.

     3. You can attend the Annual Meeting and vote in person. Simply attending this meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q: WILL THERE BE ANY MATTERS VOTED UPON AT THE ANNUAL MEETING OTHER THAN THOSE SPECIFIED IN THE NOTICE OF ANNUAL MEETING?

A: Allegiance's management does not know of any matters other than those discussed in this proxy statement that will be presented at the Annual Meeting.

Q:   HOW ARE VOTES COUNTED?

A: Stockholders of record of Allegiance's common stock as of the close of business on April 9, 1999, are entitled to vote at the Annual Meeting.

     As of April 9, 1999, there were 50,383,471 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the transaction of business.

     Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting. There is no cumulative voting.

     Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock therefore will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, such as the ratification of the appointment of Arthur Andersen LLP as Allegiance's independent public accountants for 1999.

     Under Delaware law, broker "non-votes" are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether a matter requiring a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

     Stockholders' votes will be tabulated by the First Chicago Trust Company of New York, our transfer agent, who will act as inspectors of election for the Annual Meeting.

Q:   HOW ARE PROXIES BEING SOLICITED AND WHO PAYS FOR THE SOLICITATION OF
     PROXIES?

A: Initially, Allegiance will solicit proxies by mail. Allegiance's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. Allegiance will pay all expenses of solicitation of proxies.

     In addition, arrangements will also be made with certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for forwarding solicitation materials and communicating with the beneficial owners of shares held of record by such persons. Allegiance will reimburse such persons for their reasonable expenses incurred relating to such actions. Allegiance has also engaged Corporate Investor Communications, Inc. to assist in communicating with these institutions.

Q:   WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A: If you have more questions about voting or wish to obtain another proxy card, you should contact:

     Cathy Harper
     Strategic Resources Group, LLC
     127 Peachtree Street, Suite 636
     Atlanta, Georgia 30303
     Phone: (404) 478-1001
     Fax: (404) 524-7749

        INFORMATION ABOUT ALLEGIANCE'S DIRECTORS AND EXECUTIVE OFFICERS

WHO ARE ALLEGIANCE'S DIRECTORS AND EXECUTIVE OFFICERS?

Royce J. Holland                                                         Age: 50
Mr. Holland, Allegiance's Chairman of the Board and Chief Executive Officer, has more than 25 years of experience in the telecommunications, independent power and engineering/construction industries. Prior to founding Allegiance in April 1997, Mr. Holland was one of several co-founders of MFS Communications, where he served as President and Chief Operating Officer from April 1990 until September 1996 and as Vice Chairman from September 1996 to February 1997. In January 1993, Mr. Holland was appointed by President George Bush to the National Security Telecommunications Advisory Committee. Mr. Holland was recently named Chairman of the Association for Local Telecommunications Services, the industry trade organization for the competitive local telephone sector. Mr. Holland also presently serves on the board of directors of CSG Systems, a publicly held billing services company. Mr. Holland's brother, Stephen N. Holland, is employed as Allegiance's Senior Vice President and Chief Information Officer.

C. Daniel Yost                                                           Age: 50

     Mr. Yost, who joined Allegiance as President and Chief Operating Officer in February 1998, was elected to Allegiance's board of directors in March 1998. Mr. Yost has more than 26 years of experience in the telecommunications industry. From July 1997 until he joined Allegiance, Mr. Yost was the President and Chief Operating Officer for U.S. Operations of Netcom On-Line Communications Services, Inc., a leading Internet service provider. Mr. Yost served as the President, Southwest Region of AT&T Wireless Services, Inc. from June 1994 to July 1997. Prior to that, from July 1991 to June 1994, Mr. Yost was the President, Southwest Region of McCaw Cellular Communications/LIN Broadcasting.

Thomas M. Lord                                                           Age: 42

     Mr. Lord, a co-founder and director of Allegiance and its Executive Vice President of Corporate Development and Chief Financial Officer, is responsible for overseeing Allegiance's mergers and acquisitions, corporate finance and investor relations functions. Mr. Lord is an 18-year veteran in investment banking, securities research and portfolio management, including serving as a managing director of Bear, Stearns & Co. Inc. from January 1986 to December 1996. In the five-year period ending December 1996, Mr. Lord oversaw 43 different transactions valued in excess of $6.2 billion for the telecommunications, information services and technology industries.

John J. Callahan                                                         Age: 49

     Mr. Callahan, who joined Allegiance as Senior Vice President of Sales and Marketing in December 1997, has more than 18 years of experience in the telecommunications industry. Most recently, Mr. Callahan was President of the Western Division for MFS Communications from December 1991 to November 1997, where he was responsible for the company's sales and operations in Arizona, California, Georgia, Florida, Illinois, Michigan, Missouri, Ohio, Oregon, Texas and Washington. Prior to joining MFS Communications, Mr. Callahan was Vice President and General Manager, Southwest Division for Sprint. Mr. Callahan also held sales positions with Data Switch and North American Telecom. Mr. Callahan was elected to Allegiance's board of directors in March 1998. Mr. Callahan is one of the directors' nominees to the board.

Dana A. Crowne                                                           Age: 38

     Mr. Crowne became Allegiance's Senior Vice President and Chief Engineer in August 1997. Prior to joining Allegiance, Mr. Crowne held various management positions at MFS Communications from the time of its founding in 1988, where his responsibilities included providing engineering support and overseeing budgets for the construction of MFS Communications' networks. Mr. Crowne ultimately became Vice President, Network Optimization for MFS Communications from January 1996 to May 1997 and managed the company's network expenses and planning and its domestic engineering functions. Prior to joining MFS Communications, Mr. Crowne designed and installed fiber optic transmission systems for Morrison-Knudsen and served as a consultant on the construction of private telecommunications networks with JW Reed and Associates.

Stephen N. Holland                                                       Age: 47

     Mr. Holland joined Allegiance as its Senior Vice President and Chief Information Officer in September 1997. Prior to that time, Mr. Holland held several senior level positions involving management of or consulting on information systems, accounting, taxation and finance. Mr. Holland's experience includes serving as Practice Manager and Information Technology Consultant for Oracle Corporation from June 1995 to September 1997, as Chief Financial Officer of Petrosurance Casualty Co. from September 1992 to June 1995, as Manager of Business Development for Electronic Data Systems, and as a partner of Price Waterhouse. Mr. Holland's brother, Royce J. Holland, presently serves as Allegiance's Chairman of the Board and Chief Executive Officer.

Patricia E. Koide                                                        Age: 50

     Ms. Koide has been Allegiance's Senior Vice President of Human Resources, Real Estate, Training, Facilities and Administration since August 1997. Before then, Ms. Koide was Vice President of Corporate Services, Facilities and Administration for WorldCom from March 1997 to August 1997. Ms. Koide also held various management positions within MFS Communications and its subsidiaries since 1989, including Senior Vice President of Facilities, Administration and Purchasing for MFS Communications North America from 1996 to 1997, Senior Vice President of Human Resources, Facilities and Administration for MFS Communications Telecom from 1994 to 1996, and Vice President of Human Resources and Administration for MFS Communications North America from 1989 to 1993. Prior to MFS Communications, Ms. Koide was with Sprint for eight years where she managed the company's human resources, real estate and facilities for the Midwest.

Gregg A. Long                                                            Age: 45

     Mr. Long, who became Allegiance's Senior Vice President of Regulatory and Development in September 1997, spent 11 years at Destec Energy, Inc. as Project Development Manager -- Partnership Vice President and Director. In that position, he was responsible for the development of gas-fired power plants from conceptual stages through project financing. Prior to joining Destec, Mr. Long was Manager of Project Finance at Morrison-Knudsen, where he was responsible for analyzing and arranging finance packages for various industrial, mining and civil projects and also served as financial consultant and analyst.

Mark B. Tresnowski                                                       Age: 39

     Mr. Tresnowski became Allegiance's Senior Vice President and General Counsel in February 1999. Mr. Tresnowski has been Allegiance's Secretary since September 1997. Mr. Tresnowski practiced law at Kirkland & Ellis for 13 years and was a partner of that firm from October 1992 to January 1999. In private practice, Mr. Tresnowski specialized in private and public financings, mergers and acquisitions and securities law.

Anthony J. Parella                                                       Age: 39

     Mr. Parella, who joined Allegiance as its Regional Vice
President -- Central Division in August 1997 and became its National Vice President of Field Sales in August 1998, has more than 10 years of experience in the telecommunications industry. Prior to joining Allegiance, Mr. Parella was Vice President and General Manager for MFS Intelenet, Inc., an operating unit of MFS Communications, from February 1994 to January 1997, where he was responsible for the company's sales and operations in Texas. Mr. Parella also served as Director of Commercial Sales for Sprint from 1991 to January 1994.

Paul D. Carbery                                                          Age: 37

     Mr. Carbery, who was elected to Allegiance's board of directors in August 1997, is a general partner of Frontenac Company, a Chicago-based private equity investing firm, where he specializes in investing in companies in the telecommunications and technology industries. Mr. Carbery also presently serves on the boards of directors of Whittman Hart, Inc., a publicly traded information services company. Mr. Carbery is one of the directors' nominees to the board.

James E. Crawford, III                                                   Age: 53

     Mr. Crawford, who was elected to Allegiance's board of directors in August 1997, is a general partner of Frontenac Company, a Chicago-based private equity investing firm, where he specializes in investing in companies in the telecommunications and technology industries. Mr. Crawford also presently serves on the boards of directors of Focal Communications Corporation, a privately held CLEC that will compete with Allegiance, as well as of Optika Incorporated, a publicly held imaging software document company, and Input Software Incorporated, a publicly held document imaging software company.

John B. Ehrenkranz                                                       Age: 33

     Mr. Ehrenkranz, who was elected to Allegiance's board of directors in March 1998, is a Principal of Morgan Stanley & Co. Incorporated where he has been employed since 1987. Mr. Ehrenkranz also presently serves on the board of directors of Choice One, a privately held CLEC that may compete with Allegiance. Mr. Ehrenkranz is also a Principal of Morgan Stanley Capital Partners III, Inc. Mr. Ehrenkranz is one of the directors' nominees to the board.

Paul J. Finnegan                                                         Age: 46

     Mr. Finnegan, who was elected to Allegiance's board of directors in August 1997, is a managing director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the telecommunications industry. Mr. Finnegan also presently serves on the boards of directors of Focal Communications Corporation, a privately held CLEC that competes with Allegiance in certain markets, and Omnipoint Corporation, a publicly traded PCS provider. Mr. Finnegan is one of the directors' nominees to the board.

Richard D. Frisbie                                                       Age: 49

     Mr. Frisbie, who was elected to Allegiance's board of directors in August 1997, is a Managing Partner of Battery Partners IV, LLC which is the general partner of Battery Venture IV, a Boston-based private equity investing firm, where he specializes in investing in companies in the telecommunications industry. Mr. Frisbie also presently serves on the board of directors of Focal Communications Corporation, a privately held CLEC that competes with Allegiance in certain markets.

Alan E. Goldberg                                                         Age: 44

     Mr. Goldberg was elected to Allegiance's board of directors in March 1999. Mr. Goldberg has been Chairman, CEO and Director of Morgan Stanley Dean Witter Capital Partners III, Inc. since February 1998. Prior to that time, he was co-head of MSDW Capital Partners. He has been a Managing Director of Morgan Stanley & Co. Incorporated since January 1988. Mr. Goldberg also serves as a director of Amerin Corporation, Catalytica, Inc., Smurfit-Stone Container Corporation, Equant, N.V., a provider of international data network services, and several private companies.

Reed E. Hundt                                                            Age: 51

     Mr. Hundt was elected to Allegiance's board of directors in March 1998. Mr. Hundt served as chairman of the Federal Communications Commission from 1993 to 1997. He currently serves as chairman of The Forum on Communications and Society at The Aspen Institute, is a senior advisor on information industries to

McKinsey & Company, a worldwide management consulting firm, and a special advisor to Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm. Mr. Hundt is a venture partner at Benchmark Capital, a venture capital firm and a principal of Charles Ross Partners, LLC, a consulting firm. Mr. Hundt also presently serves on the boards of directors of Ascend Communications, Inc., a publicly traded manufacturer of wide area networking solutions, and Novell, Inc., a publicly traded network software and Internet solutions provider, and NorthPoint Communications Holdings, Inc., a privately held CLEC that competes with Allegiance in certain markets. Prior to joining the FCC, Mr. Hundt was a partner at Latham & Watkins, an international law firm.

James N. Perry, Jr.                                                      Age: 38

     Mr. Perry, who was elected to Allegiance's board of directors in August 1997, is a managing director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the telecommunications industry. Mr. Perry also presently serves on the boards of directors of Focal Communications Corporation, a privately held CLEC that competes with Allegiance in certain markets, as well as Omnipoint Corporation, a publicly traded PCS provider, and Clearnet Communications, a Canadian publicly traded PCS and enhanced specialized mobile radio company.

     Allegiance's officers are elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient.

ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES.

     Board

     Allegiance's by-laws provide that the number of directors shall be determined by resolution of the board of directors. The board currently consists of 12 directors. Allegiance's by-laws provide that its directors will be elected by plurality vote of Allegiance's stockholders, without cumulative voting. No director may be removed from office without cause and without the vote of the holders of a majority of the outstanding voting stock.

     The board of directors is divided into three classes, as nearly equal in number as possible, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Messrs. Callahan, Carbery, Ehrenkranz and Finnegan are Class I directors whose term expires at the Annual Meeting. Messrs. Crawford, Frisbie, Lord and Yost are Class II directors whose term expires at the 2000 annual meeting of Allegiance's stockholders. Messrs. Goldberg, Holland, Hundt and Perry are Class III directors whose term expires at the 2001 annual meeting of Allegiance's stockholders. At each annual meeting of Allegiance's stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.

     During the fiscal year ended December 31, 1998, the board of directors met 11 times. During the fiscal year ended December 31, 1998, all of the directors attended at least 75% of the total of all meetings of the board of directors and any committee on which he served.

     See also "Certain Relationships and Related Transactions" below for a discussion of the voting agreement among certain of Allegiance's stockholders.

     Board Committees

     The board of directors currently has three committees:

     - Executive Committee

     - Audit Committee

     - Compensation Committee

     The Executive Committee is currently comprised of Messrs. Crawford, Goldberg, Holland and Perry. The Executive Committee is authorized, subject to certain limitations, to exercise all of the powers of the board of directors during periods between board meetings. During the fiscal year ended December 31, 1998, the Executive Committee did not meet.

     The Audit Committee is currently comprised of Messrs. Carbery, Ehrenkranz, Finnegan, Hundt and Yost. The Audit Committee is responsible for making recommendations to the board of directors regarding the selection of independent auditors, reviewing the results and scope of the audit and other services provided by Allegiance's independent accountants and reviewing and evaluating Allegiance's audit and control functions and year 2000 issues. During the fiscal year ended December 31, 1998, the Audit Committee met once.

     The Compensation Committee is currently comprised of Messrs. Crawford, Frisbie, Goldberg, Holland and Perry. The primary purpose and this Committee's responsibilities are described in the "Report on Executive Compensation" section in this proxy statement. During the fiscal year ended December 31, 1998, the Compensation Committee met once.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     Prior to April 1998, Allegiance did not have a Compensation Committee and the compensation of executive officers and other key employees of Allegiance was determined by its board of directors. Royce J. Holland, Allegiance's Chairman and Chief Executive Officer, Thomas M. Lord, Allegiance's Executive Vice President of Corporate Development and Chief Financial Officer, C. Daniel Yost, Allegiance's President and Chief Operating Officer, and John J. Callahan, Allegiance's Senior Vice President of Sales and Marketing, are all currently members of Allegiance's board of directors. The board of directors has established a Compensation Committee, which is responsible for decisions regarding salaries, incentive compensation, stock option grants and other matters regarding executive officers and key employees of Allegiance. Royce Holland is the only member of the Compensation Committee who is also an employee of Allegiance.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

     Compensation of Directors

     Allegiance reimburses the members of its board of directors for their reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings. Additionally, Allegiance is obligated to maintain its present level of directors' and officers' insurance. Members of Allegiance's board of directors receive no other compensation for services provided as a director or as a member of any board committee.

     Executive Compensation

     The following table sets forth compensation paid to the Chief Executive Officer and the four other executive officers of Allegiance who, based on salary and bonus compensation from Allegiance, were the most highly compensated officers of Allegiance for the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                         ------------------------------------------
                                                                       OTHER ANNUAL    ALL OTHER
                                                                       COMPENSATION   COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)      ($)(A)          ($)
---------------------------              ----   ---------   --------   ------------   ------------
Royce J. Holland.......................  1998   $207,693    $150,000       $ --           $ --
  Chairman of the Board and Chief        1997   $ 72,308    $     --       $ --           $ --
  Executive Officer
C. Daniel Yost.........................  1998   $165,385    $100,000       $ --           $ --
  President and Chief Operating Officer  1997   $     --    $     --       $ --           $ --
Thomas M. Lord.........................  1998   $181,731    $150,000       $ --           $ --
  Executive Vice President of Corporate  1997   $ 63,942    $     --       $ --           $ --
  Development and Chief Financial
  Officer
John J. Callahan.......................  1998   $181,731    $ 70,000       $ --           $ --
  Senior Vice President of Sales and     1997   $ 10,096    $     --       $ --           $ --
  Marketing
Dana A. Crowne.........................  1998   $152,052    $ 51,058       $ --           $ --
  Senior Vice President and Chief        1997   $ 45,192    $     --       $ --           $ --
  Engineer

---------------

(a) Includes perquisites and other benefits paid to the named executive officer in excess of 10% of the total Annual salary and bonus received by the named executive officer during the last fiscal year.

     Prior to April 1998, the board did not have a Compensation Committee and decisions concerning the compensation of executive officers and other key employees of Allegiance were determined by Allegiance's board of directors. The Board of Directors appointed the Compensation Committee in April 1998.

REPORT ON EXECUTIVE COMPENSATION.

     Compensation Philosophy

     The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to Allegiance's executive compensation and employee stock ownership policies and practices. The Compensation Committee also advises and consults with the officers of Allegiance as may be requested regarding managerial personnel policies. In addition, the Compensation Committee determines the compensation to be paid to Allegiance's Chief Executive Officer and each of its other executive officers. None of Allegiance's executive officers has an employment agreement that provides for a specified salary, bonus, severance or other cash payment. Thus, all of Allegiance's executive compensation decisions are made solely in the discretion of the Compensation Committee.

     Allegiance seeks to become a leading telecommunications provider in its target geographic and customer markets and it is pursuing an aggressive growth strategy to achieve this goal. In light of this objective, Allegiance's approach to executive compensation, as implemented by the Compensation Committee, has been designed to provide a competitive compensation program that will enable Allegiance to attract, motivate, reward and retain individuals who possess the necessary level of skill, experience and dedication. Allegiance's compensation policies are based on the principle that each executive's financial rewards should be aligned with the financial interests of Allegiance's stockholders. The Compensation Committee believes that the best way to ensure this alignment is to provide executive officers with the potential for significant equity ownership. To implement this approach, the Compensation Committee focuses on:

     - annual base salary compensation,

     - annual cash performance bonuses, and

     - potential additional performance-based compensation consisting of stock.

     Most of Allegiance's officers were founding investors in Allegiance and therefore have significant equity ownership that remains subject to vesting based on the executive's length of service with Allegiance. When setting annual base and performance compensation, the Compensation Committee takes into account this existing ownership and the incentives it provides.

     Allegiance has not established a policy with regard to Section 162(m) of the Internal Revenue Code. For fiscal 1998, the compensation paid to any one of Allegiance's executive officers was well below $1 million. The Compensation Committee intends to take into account the potential application of Section 162(m) of the Code with respect to incentive compensation awards and other compensation decisions made by it in the future.

     Annual Salaries

     Base salaries for Allegiance's executive officers are determined by evaluating the responsibilities associated with the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within Allegiance's industry. Adjustments in salary and performance-based bonuses in addition to base salary are determined by evaluating:

     - the competitive marketplace,

     - Allegiance's performance,

     - the performance of the executive officer, particularly with respect to such officer's ability to manage Allegiance's growth, and

     - any increased responsibilities assumed by the executive officer.

     All base salary determinations take into account the level of each executive's ownership of Allegiance stock and the incentive provided by such ownership and the vesting associated with it.

     Annual Bonuses

     Allegiance considers the payment of cash bonuses as an important component of the incentive compensation provided to each of its executive officers. Bonus targets for each executive are set annually by the Compensation Committee at the beginning of each year. One-half of any potential bonus is payable based upon the level of Allegiance's achievement of its strategic and operating goals and the other half based upon the level of personal achievement by the individual executive officer.

     Compensation of Chief Executive Officer

     In the case of the Chief Executive Officer's cash compensation, the Compensation Committee accepted the recommendation of Royce Holland. The Compensation Committee and Mr. Holland acknowledged that his salary and bonus compensation are substantially below that paid to chief executive officers of many other companies in the telecommunications industry carrying on businesses similar to those of Allegiance. The Compensation Committee believes that Mr. Holland's stock ownership and the vesting requirements associated with it, as well as Mr. Holland's personal commitment to lead Allegiance in the pursuit of its growth strategy, provide Mr. Holland with significant incentive to remain with Allegiance. The Compensation Committee, however, will evaluate Mr. Holland's compensation and stock ownership incentives annually with a view towards retaining his leadership.

     Founders' Stock and Allegiance Stock Plans

     Allegiance's founding management team, consisting of 28 executives, invested in Allegiance and today beneficially own in the aggregate 13,069,200 shares of common stock, or approximately 26% of the total shares outstanding as of March 31, 1999. These shares are all subject to vesting based on length of service. All of these shares were at least 50% vested as of March 31, 1999 and will be 75% vested on or after August 13, 1999 and 100% vested on or after August 13, 2000. This founders' stock, together with Allegiance's option plan, stock incentive plan and employee stock discount purchase plan, contributes to Allegiance's ability to attract and retain the best available personnel. It is the philosophy of the Compensation Committee to tie a significant portion of an executive's total opportunity for financial gain to increases in the value of Allegiance's common stock. In the belief that employees who are owners of Allegiance will focus on its long-term success and on building stockholder value, the Compensation Committee uses the option and stock incentive plans and the existence of the founders' stock as a basis to create a foundation for the long-term growth of Allegiance by providing executive officers and key employees with an opportunity to obtain and build a meaningful stake in Allegiance's future.

     All employees, including executive officers, of Allegiance and its subsidiaries are eligible for grants of stock options. During each fiscal year, the Compensation Committee authorizes the grant of stock options to employees, including executive officers, who are recommended by management as being in a position to continue to contribute to Allegiance's growth and profitability. The number of options granted to a particular employee is based on management's assessment of his or her performance and contribution.

     Compensation Committee:

James N. Perry, Jr.                        James E. Crawford, III
Director and Committee Chairman            Director
Richard D. Frisbie                         Royce J. Holland
Director                                   Director and Chief Executive Officer

COMMON STOCK PERFORMANCE.

     The graphs below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Allegiance specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

     The graphs below set forth comparative information regarding Allegiance's total stockholder return on its common stock since its initial public offering completed in July 1998. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. Allegiance's total stockholder return based on an investment of $100 at July 1, 1998, when its common stock was first traded on the Nasdaq Stock Market, at its closing price of $13.75, is compared to the cumulative total return of the Nasdaq Composite Index and an index of peer companies selected by Allegiance. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                                                                                           Nasdaq
               Measurement Period                    Allegiance        Peer Group        Composite
             (Fiscal Year Covered)                 Telecom, Inc.        Index(1)           Index
07/01/98                                                    100.00            100.00            100.00
08/31/98                                                     55.45             62.15             78.35
09/30/98                                                     60.91             60.05             88.49
10/31/98                                                     83.18             71.57             92.33
11/30/98                                                     97.27             68.50            101.41
12/31/98                                                     88.18             70.09            113.86

---------------

(1) The industry peer group consists of competitive local exchange carriers with common stock registered under the Securities Exchange Act of 1934 and traded on a U.S. stock exchange or quoted on the Nasdaq Stock Market, and consists of: e.spire Communications, Inc.; GST Telecommunications, Inc.; ICG Communications, Inc.; Intermedia Communications Inc.; McLeodUSA Incorporated; NEXTLINK Communications, Inc.; Teligent, Inc.; US LEC Corp.; and WinStar Communications, Inc.

EXECUTIVE AGREEMENTS.

     Royce J. Holland Executive Agreement

     In August 1997, Allegiance, Allegiance Telecom, LLC, and Royce Holland entered into an Executive Purchase Agreement, including, among others, the following terms:

     Vesting. The Allegiance Telecom, LLC securities purchased by Mr. Holland, as well as any Allegiance securities distributed with respect to such Allegiance Telecom, LLC securities are subject to vesting over a four-year period, with 20% vesting on the date of grant and 20% vesting on each of the first four anniversaries of the grant date. Vesting was accelerated by one year upon the consummation of the initial public offering of common stock, and will be accelerated 100% in the event of Mr. Holland's death or disability, and 100% upon a sale of Allegiance where at least 50% of the consideration for such sale is cash or marketable securities.

     Repurchase of Securities. If Mr. Holland's employment is terminated for any reason other than a termination by Allegiance without cause, Allegiance will have the right to repurchase all unvested Holland executive securities at the lesser of fair market value and original cost.

     Restrictions on Transfer; Holdback and "Drag Along" Agreements. The Holland executive securities are subject to various restrictions on transferability, holdback periods in the event of a public offering of Allegiance's securities and provisions requiring the holder of such shares to approve and, if requested by Allegiance, sell its shares in any sale of Allegiance that is approved by the board.

     Terms of Employment. Mr. Holland is an "at will" employee of Allegiance and, thus, may be terminated by Allegiance at any time and for any reason. Mr. Holland is not entitled to receive any severance payments upon any such termination, other than payments in consideration of the noncompetition and nonsolicitation agreements discussed below.

     Noncompetition and Nonsolicitation Agreements. During the noncompete period defined below, Mr. Holland may not hire or attempt to induce any employee of Allegiance to leave Allegiance's employ, nor attempt to induce any customer or other business relation of Allegiance to cease doing business with Allegiance, nor in any other way interfere with Allegiance's relationships with its employees, customers, and other business relations. Also, during this noncompete period, Mr. Holland may not participate in any business engaged in the provision of telecommunications services in the markets specified below.

     The noncompete period in this agreement is the period of employment and the following additional period: (a) if Mr. Holland is terminated prior to August 13, 2000, the period ending on the later of August 13, 2001 and the second anniversary of termination; (b) if Mr. Holland is terminated at any time on or after August 13, 2000 but prior to August 13, 2001, the period ending on August 13, 2002; and (c) if Mr. Holland is terminated at any time on or after August 13, 2001, the one-year period following termination. Mr. Holland shall receive as consideration for his noncompete, 100% of the base salary that he received as compensation from Allegiance immediately prior to his termination, as well as a continuation of his medical benefits. However, this noncompete period ends if at any time Allegiance ceases to pay Mr. Holland his base salary and benefits in existence at the time of termination.

     The markets covered by this noncompete provision are:

     - any market in which Allegiance is conducting business or preparing under a business plan approved by the board of directors to conduct business;

     - Dallas, New York City, Atlanta, Chicago, Los Angeles and 15 additional markets; and

     - any market for which Allegiance has prepared a business plan unless such business plan has been rejected by the board of directors.

     C. Daniel Yost Executive Agreement

     In January 1998, Allegiance, Allegiance Telecom, LLC, and Dan Yost entered into an Executive Purchase Agreement, containing the same terms as those in Royce Holland's executive agreement described above.

     Thomas M. Lord Executive Agreement

     In August 1997, Allegiance, Allegiance Telecom, LLC, and Thomas Lord entered into an Executive Purchase Agreement, containing the same terms as those in Royce Holland's executive agreement described above.

     John J. Callahan and Dana A. Crowne Executive Agreements

     In December 1997, Allegiance, Allegiance Telecom, LLC and Jack Callahan entered into an Executive Purchase Agreement. In August 1997, Allegiance, Allegiance Telecom, LLC and Dana Crowne entered into an Executive Purchase Agreement. These agreements include, among others, the following terms:

     Vesting. The Allegiance Telecom, LLC securities purchased by each of them, as well as any securities distributed with respect to such Allegiance Telecom, LLC securities are subject to vesting over a four-year period, with 25% vesting on each of the first four anniversaries of the grant date. Vesting was accelerated by one year upon the consummation of the initial public offering of common stock, and will be accelerated 100% in the event of such executive's death or disability, and 100% upon a sale of Allegiance where at least 50% of the consideration for such sale is cash or marketable securities.

     Repurchase of Securities. If such executive's employment is terminated for any reason, Allegiance will have the right to repurchase all such executive's unvested executive securities at the lesser of fair market value and original cost.

     Restrictions on Transfer; Holdback and "Drag Along" Agreements. The executive securities are subject to various restrictions on transferability, holdback periods in the event of a public offering of Allegiance's securities and provisions requiring the holder of such shares to approve and, if requested by Allegiance, sell its shares in any sale of Allegiance that is approved by the board.

     Terms of Employment. Each such executive is an "at will" employee of Allegiance and, thus, may be terminated by Allegiance at any time and for any reason. No such executive is entitled to receive any severance payments upon any such termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth certain information regarding the beneficial ownership of the outstanding common stock of Allegiance as of March 31, 1999 by:

     - each of the directors, Allegiance's Chief Executive Officer and each of the four other most highly compensated executive officers of Allegiance who were executive officers at December 31,1998,

     - all directors and executive officers as a group, and

     - each owner known by Allegiance to own beneficially more than 5% of the outstanding common stock.

     Beneficial ownership of less than one percent is indicated by an asterisk. The percentages specified below are based on 50,360,866 shares of common stock outstanding as of March 31, 1999. Shares subject to options exercisable within 60 days of March 31, 1999 are considered for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others.

Unless otherwise noted, the address for each director and executive officer of Allegiance is c/o Allegiance Telecom, Inc., 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207.

NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER     PERCENT
------------------------------------                          ----------   -------
DIRECTORS AND EXECUTIVE OFFICERS:
Royce J. Holland(1).........................................   3,907,703     7.8%
C. Daniel Yost..............................................   1,619,940     3.2
Thomas M. Lord(2)...........................................   1,822,432     3.6
John J. Callahan............................................     608,477     1.2
Dana A. Crowne..............................................     404,985       *
Paul D. Carbery(3)..........................................   4,262,999     8.5
James E. Crawford, III(3)(4)................................   4,274,499     8.5
John B. Ehrenkranz..........................................          --      --
Paul J. Finnegan(5).........................................          --      --
Richard D. Frisbie(6).......................................   2,131,499     4.2
Alan E. Goldberg(7).........................................          --      --
Reed E. Hundt(8)............................................     101,246       *
James N. Perry, Jr.(5)......................................          --      --
All directors and executive officers as a group (13
  persons)..................................................  14,870,761    29.6
5% OWNERS:
Madison Dearborn Capital Partners(9)........................  10,302,247    20.5
Morgan Stanley Capital Partners(10).........................  10,302,247    20.5
Frontenac Company(11).......................................   4,262,999     8.5

---------------

 (1) Includes 1,940,552 shares of common stock owned by the Royce J. Holland Family Limited Partnership, of which Royce J. Holland is the sole general partner, 1,000 shares of common stock owned by Mr. Holland's wife, 2,600 shares of common stock held by Mr. Holland as custodian for his children, as to which 2,600 shares Mr. Holland disclaims beneficial ownership. 3,881,105 of the shares of common stock owned by Mr. Holland and the Royce
     J. Holland Family Limited Partnership are subject to vesting, with 20% of such shares of common stock vested on August 13, 1997, 20% vested upon the consummation of the initial public offering of common stock and an additional 20% vesting on each of August 13, 1998, 1999 and 2000.

 (2) Includes 911,216 shares of common stock owned by Mr. Lord's wife and children, as to which Mr. Lord disclaims beneficial ownership. All of the shares of common stock owned by Mr. Lord and his family are subject to vesting with 20% of such shares of common stock vested on August 13, 1997, 20% vested upon the consummation of the initial public offering of common stock and an additional 20% vesting on each of August 13, 1998, 1999 and 2000.

 (3) 4,262,999 shares of common stock shown are owned by Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership. Messrs. Carbery and Crawford are members of Frontenac Company, VII, L.L.C., the general partner of Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership and their address is c/o Frontenac Company, 135 S. LaSalle Street, Suite 3800, Chicago, IL 60603. They disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest.

 (4) Includes 500 shares of common stock owned by Mr. Crawford's spouse, 100 shares of common stock owned by Mr. Crawford's son, and 600 shares held by Mr. Crawford as custodian for his son, as to which 600 shares Mr. Crawford disclaims beneficial ownership.

 (5) Messrs. Finnegan and Perry are managing directors of Madison Dearborn Partners, Inc., the general partner of the general partner of Madison Dearborn Capital Partners II, L.P. and their address is c/o Madison Dearborn Partners, Inc., Three First National Plaza, Suite 3800, Chicago, IL 60602.

 (6) All shares of common stock shown are owned by Battery Ventures IV, L.P. and Battery Investment Partners IV, LLC. Mr. Frisbie is a member manager of Battery Partners IV, LLC, the general partner of Battery Ventures IV, L.P. and is a member manager of Battery Investment Partners IV, LLC and his address is c/o Battery Ventures, 20 William Street, Wellesley, MA 02181. He disclaims beneficial ownership of these shares of common stock except to the extent of their pecuniary interest.

 (7) Mr. Goldberg is Chairman, CEO and Director of Morgan Stanley Capital Partners III, Inc., the general partner of the general partner of the funds described in footnote (10) below and their address is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, NY 10020.

 (8) Mr. Hundt owns options to acquire 50,623 shares of common stock and Charles Ross Partners, LLC, a Delaware limited liability company, of which Mr. Hundt is a member, owns 50,623 shares of common stock.

 (9) These shares of common stock are owned by Madison Dearborn Capital Partners II, L.P.

(10) These shares of common stock are owned by Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P. and Morgan Stanley Capital Investors, L.P.

(11) These shares of common stock are owned by Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Limited Liability Company Agreement

     On August 13, 1997, Allegiance's original fund and management investors entered into a limited liability company agreement in order to govern the affairs of Allegiance Telecom, LLC, which immediately prior to Allegiance's initial public offering of its common stock, held the one outstanding share of Allegiance's common stock and substantially all of the outstanding shares of Allegiance's preferred stock.

     Upon consummation of Allegiance's initial public offering of common stock, Allegiance Telecom, LLC dissolved and its assets, which consisted almost entirely of Allegiance stock, were distributed to these fund investors and management investors in accordance with its limited liability company agreement. Under the terms of this agreement, the equity allocation between the fund investors and the management investors could range between 95.0%/5.0% and 66.7%/33.3% based upon the valuation of Allegiance's common stock implied by the initial public offering of common stock. Based upon the valuation of Allegiance's common stock implied by the initial public offering of common stock, the equity allocation was 66.7% to the fund investors and 33.3% to the management investors.

     Securityholders Agreement

     The fund investors, the management investors, and Allegiance are parties to a Securityholders Agreement dated as of August 13, 1997. Under the terms of this agreement, in the event of an approved sale of Allegiance, each of the fund investors, management investors and their transferees agrees to approve and, if requested, to sell its shares in such sale of Allegiance. Most of the other provisions of this agreement, apart from certain provisions thereof, terminated upon the consummation of Allegiance's initial public offering of common stock.

     Registration Agreement

     The fund investors, the management investors, and Allegiance are parties to a Registration Agreement dated as of August 13, 1997. Each of Morgan Stanley Capital Partners, Madison Dearborn Capital Partners, and Frontenac Company is entitled to demand two long-form registrations, such as registration on Form S-1, and unlimited short-form registrations, such as registration on Form S-3, and Battery Ventures is entitled to demand one long-form registration and unlimited short-form registrations. In addition, the fund investors and the management investors may "piggyback" on primary or secondary registered public offerings of Allegiance's securities. Allegiance has agreed to pay the registration expenses in connection with these demand and "piggyback" registrations. Each fund investor and management investor is subject to holdback restrictions in the event of a public offering of Allegiance securities. The parties to the Registration Agreement have agreed to permit the holders of redeemable warrants to "piggyback" on any registrations under the Registration Agreement.

     Allegiance, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, Bear Stearns & Co. Inc. and Donaldson Lufkin & Jenrette Securities Corporation are parties to a Warrant Registration Rights Agreement dated as of February 3, 1998. Allegiance has filed a shelf registration statement with respect to the issuance of the common stock issuable upon exercise of the redeemable warrants; such shelf registration statement has been declared effective by the SEC. Allegiance is required to maintain the effectiveness of such registration statement until all redeemable warrants have expired or been exercised. Allegiance is required to pay the expenses associated with such registration.

     Voting Agreement

     Certain of Allegiance's stockholders have each agreed to vote all of their shares in such a manner as to elect the following persons to serve as directors:
Madison Dearborn Capital Partners, Morgan Stanley Capital Partners, and Frontenac Company each have the right to designate two directors; Battery Ventures has the right to designate one director; Allegiance's Chief Executive Officer has the right to serve as a director; the management investors have the right to designate three directors; and the final two directorships may be filled by representatives designated by the fund investors and acceptable to the management investors.

     Grant of Options

     In March 1998, prior to Reed E. Hundt joining the board of directors, Allegiance issued:

     - options to purchase 50,623 shares of common stock to Reed E. Hundt, and

     - 50,623 shares of common stock to Charles Ross Partners, LLC, of which Mr. Hundt is a member.

     The options were issued with an exercise price of $2.47 per share. 33.33% of such options vested on March 13, 1999, and an additional 8.34% of such options will vest every three months after that date, until March 13, 2001, when all such options become exercisable. These numbers take into account Allegiance's initial public offering of common stock and related
426.2953905-for-one stock split.

     Other

     Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Capital Partners, one of the fund investors, acted as a placement agent in connection with Allegiance's offering of its 11 3/4% senior discount notes due 2008 and redeemable warrants and received fees of approximately $4.4 million. In addition, Morgan Stanley & Co. Incorporated was one of the underwriters in Allegiance's initial public offering of common stock and 12 7/8% senior notes due 2008 offering and received fees of approximately $6.9 million in connection with such offerings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allegiance's directors, executive officers and persons who own more than 10% of its common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Allegiance. Such persons are also required by SEC regulations to furnish Allegiance with copies of all Section 16(a) reports they file. Based on written representations received from such persons, Allegiance believes that each of its executive officers, directors and greater than 10% owners complied with all
Section 16(a) filing requirements applicable to them during 1998.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECTION OF DIRECTORS

     The board has nominated the following four persons for election to the board at the Annual Meeting:

John J. Callahan                                     Paul D. Carbery
John B. Ehrenkranz                                   Paul J. Finnegan

     Directors who are elected at the Annual Meeting will serve until the annual meeting of stockholders to be held in 2002 or until their successors are elected and qualified. The nominees have each indicated that they are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the current board may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     Directors will be elected by a plurality of the shares present and voting at the meeting. In other words, the four nominees receiving the largest number of votes will be elected to the board of directors.

     Unless it is specified in the proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Callahan, Carbery, Ehrenkranz and Finnegan.

--------------------------------------------------------------------------------

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

--------------------------------------------------------------------------------

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited the consolidated financial statements of Allegiance each year since its inception in April 1997. Stockholder ratification of this proposal is not required to be voted upon by the stockholders. However, Allegiance's board is submitting this proposal to its stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Arthur Andersen LLP by a majority vote, the board will reconsider whether or not to retain Arthur Andersen LLP, although the board would not be required to select different independent public accountants for Allegiance. Even if this proposal is ratified, the board of directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the board of directors determines that such a change would be in the best interests of Allegiance and its stockholders.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Approval of the proposal to ratify the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

--------------------------------------------------------------------------------

                 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                 AS ALLEGIANCE'S INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------

OTHER MATTERS

     It is not presently expected that any matters other than those discussed in this proxy statement will be brought before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters.

               INFORMATION ABOUT SUBMITTING STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy materials for Allegiance's annual meeting of stockholders to be held in 2000 should be addressed to Allegiance's Secretary at its offices at 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207. Such proposals must be received by Allegiance on or before December 23, 1999.

     If a stockholder, rather than placing a proposal in Allegiance's proxy as discussed above, commences his or her own proxy solicitation for the 2000 annual meeting of stockholders or seeks to nominate a candidate for election or proposes business for consideration at such meeting, the stockholder must give timely written notice to Allegiance's Secretary. To be timely, a stockholder's notice must:

     - be delivered to or mailed and received at Allegiance's principal executive offices in Dallas, Texas,

     - not less than 60 days nor more than 90 days prior to the meeting, and

     - meet certain other requirements as set forth in Allegiance's by-laws.

     However, in the event that less than 70 days' notice or prior public announcement is given or made to stockholders, notice must be given by the stockholder not later than the close of business on the tenth day following the date which such notice was mailed or such public announcement was made. Allegiance's proxy related to the annual meeting of stockholders to be held in 2000 will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by Allegiance outside of these dates. Any stockholder interested in making such a nomination or proposal should obtain a copy of Allegiance's by-laws. Allegiance has filed these by-laws with the SEC.

                               OTHER INFORMATION

     Allegiance's 1998 Annual Report for the fiscal year ended December 31, 1998 was mailed to stockholders prior to or together with the mailing of this proxy statement. Stockholders who did not receive a copy of the 1998 Annual Report with their proxy statement may obtain a copy by writing to: Strategic Resources Group, LLC, 127 Peachtree Street, Suite 636, Atlanta, Georgia 30303, telephone number (404) 478-1001, facsimile number (404) 524-7749.

     Allegiance is required to file an annual report on Form 10-K for the fiscal year ended December 31, 1998 with the SEC. Stockholders may obtain, free of charge, a copy of Allegiance's annual report on Form 10-K by writing to:
Strategic Resources Group, LLC, 127 Peachtree Street, Suite 636, Atlanta, Georgia 30303, telephone number (404) 478-1001, facsimile number (404) 524-7749. Allegiance will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee.

     A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of 10 days before the Annual Meeting at Allegiance's offices located at: (a) 1950 Stemmons Freeway, Suite 3026, Dallas, Texas 75207 and (b) 4 Westbrook Corporate Center, Suite 400, Westchester, Illinois 60154.

                                     PROXY



                            ALLEGIANCE TELECOM, INC.
                                   PROXY CARD
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis M. Maunder, Mark B. Tresnowski and Annie
S. Terry, and each of them, with full power of substitution, as proxies to vote all stock of Allegiance Telecom, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on May 12, 1999, at 11:00 a.m., local time, at the INFOMART, 1950 Stemmons Freeway, Dallas, Texas 75207, and at any adjournment or postponement thereof, upon the proposals set forth on the reverse side, and, in their discretion, upon any other matter as may properly be brought before said annual meeting or any adjournment or postponement thereof.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

------------------------------------------------------------------------------------------------------------------------------------
    Please mark your                                                                                    -     3339
       votes as                                                                                         - - -
[X] in this example.

    This proxy, when properly executed, will be voted as directed by the undersigned and in accordance with the best judgment of the proxies as to other matters. If no direction is given, this proxy will be voted FOR proposals 1 and 2, and in accordance with the best judgment of the proxies as to other matters.

------------------------------------------------------------------------------------------------------------------------------------
                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.
------------------------------------------------------------------------------------------------------------------------------------

1. Election of    FOR   WITHHELD   NOMINEES           TERM EXPIRING          2. Ratification of Arthur      FOR  AGAINST ABSTAIN
   Directors.                      John J. Callahan       2002               Andersen LLP as independent
                  [ ]     [ ]      Paul D. Carbery        2002               public accountants for the       [ ]    [ ]     [ ]
                                   John B. Ehrenkranz     2002               1999 fiscal year.
   (Instruction: to withhold       Paul J. Finnegan       2002
   authority to vote for any
   individual nominee, write that
   nominee's name on the space
   provided below.)

   -------------------------------------------------------------------
                                                                             Please date and sign here exactly as name appears
                                                                             hereon. When signing as attorney, executor,
                                                                             administrator, trustee, guardian or other fiduciary,
                                                                             give full title. If stock is in the name of: (1) a
                                                                             corporation, an authorized officer should sign; (2) a
                                                                             partnership, an authorized person should sign in the
                                                                             partnership name; (3) two or more persons, each should
                                                                             sign.

                                                                             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
                                                                             PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                                                             -------------------------------------------------------

                                                                             -------------------------------------------------------

                                                                             SIGNATURE(S)                                     DATE


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                                             - FOLD AND DETACH HERE -